                              EMPLOYMENT AGREEMENT

             THIS AGREEMENT, effective as of the 1st day of January, 1995, between JENERIC/PENTRON INCORPORATED, a Connecticut corporation (hereinafter referred to as the "Corporation") and MARTIN L. SCHULMAN (hereinafter referred to as the "Executive"):

                          W I T N E S S E T H:

             WHEREAS, the Corporation desires to continue the employment of the Executive, and the Executive desires to continue his employment, on the terms herein contained;

             NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

             1. Term of Employment; Conditions. The Corporation shall employ the Executive in an executive capacity and, in its discretion, as an officer and/or as a Director; in addition to the duties and responsibilities of the Executive as set forth in this Agreement, the Executive shall, without additional compensation therefor, if elected, serve as a Director and as President and Chief Operating Officer of Customedix Corporation, the parent of the Corporation. The Executive shall so serve the Corporation, for the eight (8) year period beginning January 1, 1995 and ending December 31, 2002. The Executive, subject to the direction and control of the Board of Directors of the Corporation, shall use his best efforts to promote the interests of the Corporation, to serve in the above listed offices and to hold and serve in such other offices in the Corporation to which, from time to time, he may be elected or appointed. The Executive shall also serve as a Director and officer of such of the related companies of the Corporation which shall have duly elected or appointed him as such; furthermore, the Executive agrees that in lieu of a part or all of the obligations of his current position, he will serve as the primary executive, manager or administrator of any such related company as the Board of Directors of the Corporation shall determine. The Executive's headquarters and principal place of activity shall not, without his written consent, be moved from the New Haven or Fairfield county, Connecticut area.

            2. Compensation.

            (a) The Corporation shall compensate the Executive for the services to be rendered by him hereunder, including, except as otherwise provided in Paragraph 16 hereof, all services to be rendered as a Director and officer of the Corporation and its related companies, at the rate of not less than Two Hundred Ninety-One Thousand One Hundred Twenty-Two ($291,122.00) Dollars per annum for each year during the term of this Agreement. Provided, however, that commencing January 1, 1999, the Corporation in its sole discretion, but in each instance subsequent to at least thirty (30) days prior written notice (which notice shall set forth the revised obligations and compensation of the Executive), shall be entitled to reduce the employment obligations, duties and time expenditure of the Executive by ten (10%) percent of that of 1998 and an additional ten (10%) percent (measured against 1998) in each year thereafter, and to reduce compensation pursuant to subparagraphs 2(a) and 2(c) (reference to subparagraph 2(c) herein and hereafter in this Agreement shall include and incorporate subparagraph 16(a)) hereof commensurately; thus, at a maximum, the result of such reductions shall be as follows:

                 (i) 1999 = 1998 employment obligations - 10%; subparagraphs 2(a) and 2(c) compensation payable 1999 - 10%;

                 (ii) 2000 = 1998 employment obligations - 20%; subparagraphs 2(a) and 2(c) compensation payable 2000 - 20%;

                 (iii) 2001 = 1998 employment obligations - 30%; subparagraphs 2(a) and 2(c) compensation payable 2001 - 30%;

                 (iv) 2002 = 1998 employment obligations - 40%; subparagraphs 2(a) and 2(c) compensation payable 2002 - 40%;

hereafter, such reduced employment and compensation as set forth above in (i) -
(iv) shall be referenced as "quasi-full" employment.

               (b) Commencing January 1, 1996, the compensation provided for in subparagraph (a) of this Paragraph 2 shall be adjusted annually by the cost-of-living adjustment provided generally to employees of the Corporation.

               (c) In addition to the minimum compensation provided in subparagraph (a) of Paragraph 2 hereof, the Executive shall receive for each year during the term of this Agreement a minimum annual bonus of Twenty-Six Thousand ($26,000.00) Dollars plus such additional bonus amount as is determined pursuant to Paragraph 16(a) hereof.

               (d) The compensation payable to the Executive pursuant to subparagraphs (a) and (b) of Paragraph 2 hereof shall be paid in equal monthly installments. The compensation payable to the Executive pursuant to subparagraph
(c)
of Paragraph 2 hereof shall be paid one-half in January and one-half in June immediately following the year with respect to which the bonus is applicable.

               (e) Nothing in this Agreement shall be construed as precluding an increase during the term of employment of the minimum compensation provided or as limiting or restricting any benefit to the Executive, his legal representatives or beneficiaries, under any pension, profit-sharing or similar retirement plan, or under any group life or group health or accident, disability or other plan of the Corporation, now or hereafter in existence, for the benefit of its employees generally or a group of them, nor shall any payment under this Agreement be deemed to constitute payment to the Executive or his legal representatives or beneficiaries in lieu of or in reduction of any benefit or payment under such plan.

             3. Death. In the event of the death of the Executive during the term hereof, this Agreement shall terminate. In such event, the Executive's personal representatives shall be entitled to receive the compensation provided for in subparagraphs (a), (b) and (c) of Paragraph 2 hereof, and any other compensation which would have been payable to the Executive, to the end of the month in which his death occurs, and for one (1) year after the expiration of said month, but not beyond the sixty-fifth (65th) anniversary of the Executive's birth, to be paid in accordance with subparagraph (d) of said Paragraph 2.

             4. Insurance. The Corporation may elect to enter into insurance contracts with respect to the life or services of the Executive in such amounts and in such manner as it may decide, and at its expense, and the Executive shall do all acts reasonably necessary to enable the Corporation to make such contracts. Provided, however, the Corporation shall be obligated to pay all premiums, assessments and related costs of the life, health and disability insurance policies on the life and/or health of the Executive, which are described on Schedule 4 hereto, whether or not owned by the Executive or his assignee, the beneficiary of which has or shall be designated by the Executive, and to provide to and pay on behalf of the Executive such costs of any additional insurance which the Corporation shall hereafter provide generally to executive employees situated similarly to the Executive. Further provided that the Corporation shall continue, provide and pay for all such life, disability and medical insurance coverage, or equivalent at least equal to that set forth on Schedule 4, all on the same terms and conditions, providing that the cost thereof is substantially as set forth on
Schedule 4 or equivalent, the Executive is insurable and the insurance is obtainable, and, except for medical insurance, ITT Hartford policy #U01721927 at an annual premium of Sixteen Thousand Five Hundred ($16,500.00) Dollars and then existing group insurance applicable to all Corporation employees which shall be continued during full and quasi-full employment, such obligation of the Corporation shall terminate on the earlier to occur of the termination of full or quasi-full employment of the Executive pursuant to this Agreement or the attainment by the Executive of age 65. Upon any termination of this Agreement or of the Executive's full or quasi-full employment, or upon the attainment by the Executive of age 65, the Corporation shall assign to the Executive, without charge or cost to him, its entire right, title and interest in all such life, disability and medical policies, including the cash value thereof.

             5. Disability. If on account of physical or mental disability, the Executive shall fail or be unable to perform the regular full-time or quasi-full services required by this Agreement for a continuous period of one hundred twenty (120) business days or an aggregate period of one hundred fifty (150) business days during any one year of the term of this Agreement, the Corporation may, at its option, at any time thereafter, providing such disability continues, upon three (3) months notice to the Executive, terminate this Agreement. In such event, this Agreement shall terminate and come to an end upon the date set forth in such notice as if such date were the termination date of this Agreement. In any such event, the Executive shall be entitled to receive the compensation provided for in subparagraph (a), (b) and (c) of Paragraph 2 hereof, and any other compensation which would have been payable to the Executive, to the effective date of the termination of this Agreement as set forth in such notice, and for one (1) year after the effective date of termination of this Agreement, but not beyond the sixty-fifth (65th) anniversary of the Executive's birth, to be paid in accordance with subparagraph (d) of said Paragraph 2.

             6. Expenses. All reasonable travel and other business expenses incident to the rendering of services by the Executive on behalf of and in promoting the interests of the Corporation shall be paid by the Corporation. If any such expenses are paid in the first instance by the Executive, the Corporation shall reimburse him therefor on proper presentation of vouchers and expense accounts.

             7. Vacation. The Executive shall be entitled to six (6) weeks' vacation during each year of the term of this Agreement, without reduction in salary or other compensation.

             8. Termination .

                (a) The Corporation may not abridge the terms of or terminate the Executive's employment except for cause, and then at the option of the Board of Directors, upon written notice given him not later than thirty (30) days after the next meeting of the Board of Directors held subsequent to an event or occurrence constituting cause under this Agreement. For purposes of this Paragraph 8, "cause" shall mean (i) the willful failure by the Executive to perform substantially his duties hereunder, other than any such failure resulting from the Executive's disability or incapacity, or as permitted pursuant to Paragraph 7 hereof, or (ii) the willful engaging by the Executive, in his capacity as Executive employee, in gross misconduct injurious to the Corporation; in either case cause can be deemed to exist only after a resolution to such effect has been adopted by the unanimous vote of the other Directors of the Corporation then in office, after reasonable notice to the Executive and an opportunity for the Executive to be heard before the Board of Directors. For purposes of this definition, any act or failure to act by the Executive which is done, or omitted to be done, by him in good faith and with reasonable belief that his action or omission was in the best interests of the Corporation, shall not be deemed to be willful.

                (b) The Corporation shall be deemed to have terminated the Executive's employment in violation of this Agreement if, among other things,
(i) except as authorized by this Agreement, the Executive is placed in positions of lesser responsibility or prestige than those provided in Paragraph 1 hereof or (ii) except as authorized by this Agreement, the Corporation shall merge or consolidate into or sell or transfer substantially all of its assets to, or become a majority-owned subsidiary of, another corporation and the Executive is not then elected and/or appointed to positions of responsibility and prestige in any such surviving, new, or purchasing corporation equivalent to those provided in Paragraph 1 hereof.

                (c) If the Corporation shall terminate the employment of the Executive without cause or otherwise in violation of this Agreement, the Corporation shall pay to the Executive his full compensation for the remainder of the term, periodically, as provided in subparagraphs (a) and (c) of Paragraph 2 hereof, without adjustment as provided in subparagraph (b) of Paragraph 2 hereof. There shall be no reduction of payment as a consequence of other income earned and/or received by the Executive subsequent to such termination without cause. In such event of termination without cause the Executive shall be bound during the period remaining during the term of this Agreement by, but only to the extent of and for the periods provided by, the restrictive covenant of the non-competition agreement set forth in subparagraph (e) of this Paragraph 8.

                (d) In addition to the compensation provided in subparagraph (c) of this Paragraph 8, in the case of termination of the employment of the Executive without cause or otherwise in violation of this Agreement, as set forth in subparagraph (c) of this Paragraph 8, or upon the expiration of the term of this Agreement the Corporation shall nevertheless retain the services of the Executive as a part-time consultant acting as an independent contractor, and the Executive shall serve as such, for a period of twelve (12) years, commencing on the earlier of (i) the effective date of termination of the full or quasi-full employment of the Executive or (ii) December 31, 2002. The Corporation shall compensate the Executive for such consulting services, and in consideration of the obligations of the Executive pursuant to subparagraph 8(e), at the rate of Six Thousand ($6,000.00) Dollars per year for services rendered subject only to rate adjustments equal to fifty (50%) percent of the cost of living increments and one hundred (100%) percent of cost of living decrements provided in subparagraph 2(b) hereof, applicable to the base year 2002, and to such additional compensation to which the parties shall agree as hereafter provided. In no event shall the Corporation be required to provide any other benefit including, but not limited to, any life, disability or health insurance or any deferred benefit. Such compensation shall be paid in equal monthly installments. In addition, all reasonable expenses incident to the rendering of such consulting services by the Executive shall be paid by the Corporation and if any such expenses are paid in the first instance by the Executive, the Corporation shall reimburse him therefor upon proper presentation of vouchers and expense accounts. During the period that the Executive shall serve as a consultant, he shall, subject to the restrictions set forth in subparagraph (e) of this Paragraph 8, be free to be employed by others or otherwise to be occupied in such endeavors as he may desire; provided that he shall be available for a reasonable number of times each year, as his schedule shall permit, at such reasonable times and places for the purposes of attending conventions, meeting with the Board of Directors or committees thereof and consulting with the highest echelon of management of the Corporation; further provided that if the Corporation shall require more than infrequent or relatively brief consulting services, and the Executive agrees to provide same, the Corporation and the Executive shall, in good faith, mutually agree, pursuant to supplemental written contract, on the amount of additional compensation to be paid by the Corporation to the Executive.

                (e) The Corporation and the Executive shall also enter into an employee fidelity and non-competition agreement which shall include a post employment period of non-competition commencing on the earlier of (i) the effective date of termination of full or quasi-full employment of the Executive or (ii) December 31, 2002, providing for such restrictive covenant against competition and other obligations, a copy of which agreement is attached as
Schedule 8(e) hereto.

                (f) If the Executive shall die or become disabled (as that term is defined in Paragraph 5 hereof) during the period in which he is being compensated pursuant to the provisions of subparagraphs (d) and (e) of this Paragraph 8, the Corporation shall pay to the Executive or his legal representative, as the case may be, the compensation which would have been payable to the Executive in the manner and for such period of time as that provided for death or disability in Paragraphs 3 and 5 hereof.

             9. Successors, Assigns, etc. This Agreement shall inure to the benefit of and be binding upon the Corporation, its successors and assigns, including, without limitation, any corporation which may acquire all or substantially all of the Corporation's assets and business or with or into which the Corporation may be merged or consolidated, and the Executive, his heirs, executors, administrators and legal representatives.

             10. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given at the time when mailed at any general or branch United States Post Office enclosed in a registered or certified postpaid envelope and addressed as follows:

             To the Corporation:     Jeneric/Pentron Incorporated
                                     53 North Plains Industrial Road
                                     Wallingford, CT 06492

             With a copy to:         Robert S. Cooper, Esquire
                                     Zeldes, Needle & Cooper, P.C.
                                     1000 Lafayette Boulevard
                                     Bridgeport, CT 06604

             To the Executive:       Mr. Martin L. Schulman
                                     620 S. Greenbrier Drive
                                     Orange, CT 06477

             With a copy to:         James M. Thorburn, Esq.
                                     Brody & Ober, P.C.
                                     135 Rennell Drive
                                     Southport, CT 06490


provided, however, that any notice of change of address shall be effective only upon receipt.

             11. Automobile. In addition to reimbursement of the Executive's expenses as set forth in Paragraph 6 hereof, the Corporation shall either pay for or supply, at its expense, an automobile of Executive's choice for his use in rendering his full or quasi-full services hereunder during the term of this Agreement, and after each three (3) years of use a replacement thereof, together with a non-accountable automobile allowance in the amount of Three Thousand ($3,000.00) Dollars per year.

             12. Entire Understanding. This Agreement sets forth the entire understanding of the parties hereto and shall not be modified, amended or terminated, except by another understanding in writing executed by the parties hereto. Any previous Employment Agreement or amendment thereto shall be of no force or effect.

             13. Governing Law. This Agreement and all rights, obligations, and liabilities arising hereunder shall be construed and enforced in accordance with the laws of the State of Connecticut.

             14. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions.

             15. Arbitration; Attorneys' Fees. Any dispute arising from or pertaining to this Agreement shall be resolved in arbitration pursuant to the rules of and under the auspices of the American Arbitration Association, and all hearings in arbitration shall be held in Connecticut; provided, however, that notwithstanding this Paragraph 15, in the event of breach of this Agreement by the Corporation the Executive shall be entitled to commence an action in the Connecticut courts in aid of arbitration and to seek therein prejudgment remedies such as shall be provided pursuant to Connecticut law and as ordered by the court in which such action is commenced. In the event of breach of this Agreement, the breaching party agrees to pay reasonable attorneys' fees of the other party.

             16. Additional Bonus; Agreement to Purchase Stock.

                 (a) The shares of Pentron Corporation previously owned by the Executive having been acquired in exchange for shares of Custom Energy Services, Inc. (now Customedix Corporation), the Executive shall additionally be employed hereunder as manager of the present business of Pentron Corporation, its separate existence having been terminated by its merger with the Corporation; as additional compensation for such services, the Executive shall be paid an additional minimum bonus, not to exceed Two Hundred Fifty Thousand ($250,000.00) Dollars annually, pursuant to subparagraph (c) of Paragraph 2 equal to seven (7%) percent of gross sales by the Corporation, or its successors and/or assigns, of composite and dental porcelain and ceramic products in excess of base gross sales of such products in the amount of $1,000,000.00.

                 (b) Any provision in subparagraph 16(a) to the contrary notwithstanding,

                     (i) the Corporation in its sound discretion, and in good faith, can at any time determine that it cannot reasonably disburse all of the compensation due to the Executive pursuant to subparagraph 16(a) and can act to defer that payment providing such payment(s) shall subsequently be made upon reasonable terms and conditions;

                     (ii) In the event such action to defer payment is taken when, on a consolidated basis, Customedix Corporation (the Corporation's parent) sales are in a decline and its cash flow is impaired compared to relevant previous periods, there shall be a presumption that Corporation management has acted correctly, in good faith, and is entitled to reasonable deferrals of payment; and

                     (iii) Whenever any such action to defer payment shall be taken, whether or not there is a presumption that Corporation management is correct, the Executive shall be entitled to contest such action and/or the specific deferral plan in arbitration pursuant to Paragraph 15 hereof, and to seek an overall determination of the rights and obligations of the parties pertaining to such deferral and/or the specific deferral plan; in any arbitration, the burden shall be on Corporation management if the above referenced presumption does not exist and the burden shall be on the Executive if such presumption does exist.

                 (c) (i) The Executive as of the date hereof owns all right, title and interest in and to Three Hundred Ninety-Four Thousand Three Hundred Twenty-Eight (394,328) shares of the common stock of Customedix Corporation ("Customedix"); such shares are not subject to any lien or encumbrance whatsoever, and Schedule 16(c)(i) annexed hereto identifies all of such shares including designations by certificate number, a statement respecting whether each such certificate is registered, the date of issue of each such certificate, and the cost (basis) to the Executive of the shares represented by each such certificate. Upon execution of this Agreement, the Executive shall sell, assign and convey to Customedix, and Customedix shall purchase and acquire from the Executive all such shares of Customedix which the Executive owns, free and clear of all liens.

                     (ii) The purchase price to be paid by Customedix to the Executive for the shares is One and 50/100 ($1.50) Dollars per share, a total of Five Hundred Ninety-One Thousand Five Hundred ($591,500.00) Dollars by delivery of a promissory note ("Promissory Note") in the form of Schedule 16(c)(ii) annexed hereto.

                     (iii) The Executive represents that he has the full power and authority to sell the Customedix shares, that he has taken all action required by law to sell the shares, and that he has good and marketable title to the shares, free and clear of all liens, claims or encumbrances of any nature.

                     (iv) The Executive agrees immediately upon each request by Customedix to subordinate the Promissory Note to any institutional lender to Customedix or the Corporation or any company affiliated with either, upon terms and conditions substantially similar to the subordination agreement annexed hereto as

Schedule 16(c)(iv); the Executive agrees, simultaneously with the execution of this Agreement, to execute the Subordination Agreement set forth as Schedule 16(c)(iv).

             IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                         JENERIC/PENTRON INCORPORATED

                                         By_________________________________
                                             Gordon S. Cohen
                                             Its Chairman
                                             Duly Authorized

                                         ___________________________________
                                         Martin L. Schulman, Executive


                                         Accepted and Agreed as to subparagraphs
                                         16(c)(i)-(iv)

                                         CUSTOMEDIX CORPORATION

                                         By_________________________________
                                           Gordon S. Cohen
                                           Its Chairman
                                           Duly Authorized
                                       15

             THIS AGREEMENT, effective as of the 1st day of January, 1995, between JENERIC/PENTRON INCORPORATED, a Connecticut corporation having a place of business at Wallingford, Connecticut ("Company") and MARTIN L. SCHULMAN an individual residing in Orange, Connecticut ("Employee"),

                              W I T N E S S E T H:

             WHEREAS, the Company desires to assure itself of the confidentiality of its proprietary information and its ownership thereof,

             NOW, THEREFORE, the parties, in consideration of their respective rights and obligations hereunder, and the employment and/or continued employment of Employee, agree with each other as follows:

             1. Employee Obligations.

             (a) The Employee shall during and subsequent to his employment (initial and quasi-full employment as defined in the Employment Agreement between the parties hereto, effective January 1, 1995) with the Company refrain from using any of the confidential or proprietary information or work product of the Company including but not limited to research, development, product, manufacturing and sales information, know-how, information with respect to suppliers to, or manufacturers on behalf of, the Company, financial information of the Company, and names, addresses, telephone numbers, and purchase records of the Company's customers, except as necessary during the course of the Employee's employment, and the Employee shall keep this information confidential and shall refrain from disclosing any and all of such information to any third party; the above notwithstanding, confidential information shall not include information which is in or which enters the public domain or is obtained from a third party unless due to a breach of obligation by the Employee or the third party and shall exclude information which the Employee is required to disclose in judicial or administrative proceedings, although the Employee shall provide the Company reasonable notice of any such proceeding.

             (b) Without limiting the foregoing and in addition thereto, the Employee shall not directly or indirectly use any of the confidential or proprietary information or work product of the Company in any subsequent business activity, whether the Employee is self-employed or employed by or in association with another person or entity.

             (c) Without limiting the foregoing and in addition thereto, providing he is receiving compensation pursuant to subparagraph 8(d) of the Employment Agreement dated the date hereof and there has been no default of the promissory note referenced in subsection 16(c)(ii) of the Employment Agreement, the Employee shall not for a period of twelve (12) years after the Employee's employment with the Company terminates or is terminated, solicit or aid in the solicitation of customers of the Company for purchase of products or services which compete with products or services the Company is offering for sale to such customers.

             (d) Without limiting the foregoing and in addition thereto, providing he is receiving compensation pursuant to subparagraph 8(d) of the Employment Agreement dated the date hereof and there has been no default of the promissory note referenced in subsection 16(c)(ii) of the Employment Agreement, the Employee shall not for a period of twelve (12) years after the Employee's employment with the Company terminates or is terminated, engage directly or indirectly as owner, proprietor, employee, consultant or otherwise, in competition with the Company with respect to the manufacture, supply, distribution or sale of products or services offered for sale by the Company, in any geographical area in which the Company is actively engaged in business respecting and/or actively seeking sales of such types of products or services.

             (e) The Employee when requested and/or at the termination of his employment, shall return to the Company all documents and/or copies of documents of any kind which were prepared for, by or received by the Employee and which relate in any way to the business, products, research or development activities of the Company or to the Employee's work for the Company, unless the Employee receives written permission from the Company to retain such documents.

             (f) The Employee when requested and/or at the termination of his employment, shall return to the Company all keys, credit cards, and property of whatever description previously provided directly or indirectly by the Company.

             (g) If the Employee is held to have breached any of the provisions of this Agreement, he shall pay the Company's reasonable attorney's fees and costs expended to enforce such provision or provisions.

             (h) The provisions of this Agreement are separate and independent covenants and should any part or provision be held to be invalid, the remainder of the Agreement shall, nevertheless, be deemed valid and binding on the parties hereto.

             (i) The Employee expressly acknowledges that the Company's legal remedies are insufficient to compensate it for any breach by the Employee of the provisions of this Agreement and assents to the entry of an injunction, in addition to a judgment for damages, in the event of such a breach.

             2. Inventions. The Employee shall communicate to the Company promptly and fully, and shall preserve as confidential and proprietary information of the Company, all inventions relating to the business of the Company (which shall include improvements, discoveries, and ideas whether reduced to practice or not and whether patentable or not), conceived and/or reduced to practice by the Employee, either solely or jointly with others during the period of employment.

             All inventions relating to the business of the Company conceived and/or reduced to practice by the Employee, solely or jointly with others, prior to entering the employ of the Company shall be immediately disclosed to the Company and the Company shall promptly waive any rights thereto or negotiate in good faith with Employee to acquire rights in and to such inventions upon mutually agreeable terms and conditions.

             Any inventions relating to the business of the Company conceived or reduced to practice after the Employee leaves the employ of the Company shall be conclusively deemed to have been conceived and/or reduced to practice during the period of employment if conceived and/or reduced to practice within six (6) months subsequent to termination of employment.

             During and subsequent to such employment, the Employee shall cooperate with and assist the Company in every proper way to obtain and maintain for the Company's benefit patents or other rights for such inventions in any and all countries of the world, including but not limited to executing and filing any and all documents and doing any and all acts which, in the opinion of counsel for the Company, may be necessary or useful to secure the issuance of patents thereon and to keep such patents in force upon the issuance thereof; provided, however, that the costs and expenses to effectuate any of the foregoing shall be borne by the Company. All such inventions and any patents or other rights pertaining thereto shall be the sole and exclusive property of the Company or its nominee.

             3. Arbitration. Any controversy or claim whatsoever arising out of or relating to this Agreement, or the breach thereof, shall be resolved in arbitration; the agreement of the parties to arbitrate shall be governed by Paragraph 15 of the Employment Agreement between the parties hereto dated the date hereof.

             IN WITNESS WHEREOF, this Agreement has been duly executed by or on behalf of the parties hereto as of the day and year first written above.

                                           EMPLOYEE:

                                           ____________________________________
                                           Martin L. Schulman

                                           JENERIC/PENTRON INCORPORATED

                                           By__________________________________
                                             Its

                                 PROMISSORY NOTE

$591,500.00                                                          May 1, 1995


             FOR VALUE RECEIVED, the undersigned, for itself, its successors and assigns, promises to pay to the order of MARTIN L. SCHULMAN, at 620 S. Greenbrier Drive, Orange, Connecticut 06477, or such other address as the holder hereof shall designate in writing, the sum of FIVE HUNDRED NINETY-ONE THOUSAND FIVE HUNDRED ($591,500.00) DOLLARS, with interest thereon at the effective interest rate set forth herein from the date hereof, together with all taxes which may be assessed upon said sum against the holder hereof.

             The effective interest rate shall be eight (8%) percent per annum which shall accrue, and not be compounded, until December 31, 2002, at which time the total amount due shall be Nine Hundred Fifty-Four Thousand Two Hundred Sixty-Seven ($954,267.00) Dollars; thereafter, the effective interest rate shall be eight (8%) percent per annum paid as hereafter set forth.

             The undersigned promises to pay the interest (calculated as aforesaid) and principal in monthly installments of Ten Thousand Three Hundred Thirty ($10,330.00) Dollars, commencing January 1, 2003 and continuing until December 31, 2014, at which time any unpaid balance of principal, and interest accrued, shall be due and payable.

             This note is made in accordance with a stock purchase agreement between the parties set forth in subsection 16(c) of a certain Employment Agreement effective as of January 1, 1995, the terms of which subsection 16(c) are incorporated herein by reference.

             Upon default in the payment of any installment of interest on this Note, or upon default in the payment of principal when due, or upon default by the Corporation or the maker hereof of any material provision of the Employment Agreement, and should any such default continue for a period of fifteen (15) days after it shall have occurred, then at the option of the holder of this note, the entire amount of principal and interest remaining unpaid shall immediately become due and payable upon written notice, together with all costs of collection, including reasonable attorney's fees. Any claim of default or any dispute arising from or pertaining to this Note shall be resolved in arbitration pursuant to the rules of and under the auspices of the American Arbitration Association, and all hearings in arbitration shall be held in Connecticut; provided, however, that in the event of default under this Note, the holder of this Note shall be entitled to commence an action in the Connecticut courts in aid of arbitration and to seek therein prejudgment remedies such as shall be provided pursuant to Connecticut law and as ordered by the court in which such action is commenced. Failure to exercise this option or to resort to any remedies provided herein or permitted by law, in the event of any such default, shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

             The maker hereof may at any time or times prepay without penalty all or any part of the principal sum due hereunder, together with interest to the date of payment, and thereafter commencing January 1, 2003, or if such prepayment shall occur subsequent to that date, commencing the following month, pay monthly through December 31, 2014 reduced equal payments of principal together with interest at the effective interest rate, sufficient to pay in full by December 31, 2014 all principal and interest due hereunder.

             This note is subordinate to all indebtedness of the undersigned to New Jersey National Bank, as more specifically provided in a certain Subordination Agreement entered into among New Jersey National Bank, Martin L. Schulman and Customedix Corporation.

                                            CUSTOMEDIX CORPORATION

                                            By_________________________________
                                                Gordon S. Cohen
                                                Its Chairman

                             SUBORDINATION AGREEMENT

             AGREEMENT made the 1st day of May, 1995 between MARTIN L. SCHULMAN ("Creditor"), JENERIC/PENTRON INCORPORATED ("Borrower") and NEW JERSEY NATIONAL BANK ("Bank");

                              W I T N E S S E T H:

             WHEREAS, Borrower is or is about to become indebted to Creditor and Creditor and Borrower desire Bank to maintain or extend credit to Borrower from time to time; and

             WHEREAS, Bank is willing to consider the applications of Borrower for maintenance or extension of credit only if it is agreed that the indebtedness of Borrower to Creditor is subordinated and postponed in payment to any indebtedness of Borrower to Bank; and

             WHEREAS, Creditor and Borrower, by reason of the advantages which will accrue to each of them severally, are willing so to subordinate all of Creditor's claims against Borrower;

             NOW, THEREFORE, THIS INDENTURE WITNESSETH, that for and in consideration of the premises and mutual promises hereinafter contained, and intending to be legally bound, as well as for and in consideration of such extensions of credit as Bank has made or may at any time hereafter make to Borrower, it is agreed among the parties as follows:

             1. Creditor hereby subordinates all of the claims and demands arising or growing out of the above mentioned indebtedness of Borrower to Creditor, and any and all other indebtedness, obligations or liabilities of any nature of Borrower to Creditor, now owing or hereafter incurred, all of which are included in the term "Indebtedness of Borrower to Creditor", or similar words, to any and all indebtedness, obligations or liabilities of any nature of Borrower to Bank, now owing or hereafter incurred whether direct or contingent, and whether joint or several, all of which are included in the term "Indebtedness of Borrower to Bank," or similar words, as used herein. Creditor agrees that Bank shall first be paid all Indebtedness of Borrower to Bank with interest thereon to the date on which such Indebtedness is paid in full, notwithstanding the filing of any bankruptcy or insolvency proceedings by or against Borrower (in which event any portion of interest as to which Borrower's obligation to pay has been discharged shall be payable in the manner hereinafter provided), before Creditor shall be paid anything by Borrower for or on account of any Indebtedness of Borrower to Creditor, except as hereinafter provided. Creditor further agrees that Bank may, at any time and from time to time, renew or extend the time of payment of any Indebtedness, or any part thereof, of Borrower to Bank, and may make new loans to Borrower, without notice to Creditor, who shall remain bound by this agreement until it has been terminated in the manner provided in Paragraph 10.

             2. Creditor shall not accept any payment from Borrower or any reduction of any Indebtedness of Borrower to Creditor, nor shall Creditor accept any security from Borrower as long as there is in existence any Indebtedness of Borrower to Bank, except as hereinafter provided. Creditor and Borrower represent to Bank that Creditor presently holds no security from Borrower. Creditor agrees that in the event Creditor receives any such payment or acquires any such security in breach of Paragraph 17 hereof, Creditor shall hold same in trust for, and promptly pay, assign or transfer same to Bank.

             3. Borrower shall not make any payment to Creditor, either in full or on account of any Indebtedness of Borrower to Creditor, nor shall Borrower cause or permit to be given any security to Creditor, as long as there is in existence any Indebtedness of Borrower to Bank, except as hereinafter provided.

             4. Creditor agrees not to assign or transfer any Indebtedness of Borrower to Creditor so long as there is in existence any Indebtedness of Borrower to Bank. Borrower agrees not to make any loan or advance in any form to Creditor so long as there is in existence any Indebtedness of Borrower to Bank. Creditor agrees not to accept any loan or advance from Borrower in any form during said period.

             5. Except with respect to failure by Borrower to make authorized payments to Creditor pursuant to Paragraph 17 hereof, Creditor agrees to forbear to institute against Borrower any proceeding at law or in equity to collect payment of either principal or interest of any or all Indebtedness of Borrower to Creditor as long as there is in existence any Indebtedness of Borrower to Bank.

             6. From time to time and at such times as may be required to prevent the barring of the claims, or any part thereof, of Creditor against

Borrower by any statute of limitations or similar law, Borrower shall acknowledge in writing Borrower's Indebtedness to Creditor.

             7. If a petition or proceeding is commenced under the Federal Bankruptcy Code or similar state or federal law or under any insolvency act by or against Borrower, a petition for a receiver or custodian of Borrower is filed, the business or assets of Borrower are assigned for the benefit of Borrower's creditors or taken over by a committee representing Borrower's creditors, Borrower becomes insolvent, or any step be taken in liquidation, then all dividends and payments on account of any and all claims of Creditor against Borrower, whether or not hereinbefore mentioned, of whatever kind or nature, all of which are included in the term "Dividends and Payments," or similar words, shall be payable to Bank until the total Indebtedness of Borrower to Bank has been paid in full, together with interest thereon to the date on which such Indebtedness is paid in full, and in the event of discharge in bankruptcy or insolvency proceedings of any part of Borrower's obligation to pay interest, all Dividends and Payments shall also be payable to Bank until that portion of interest as to which Borrower has been discharged has been paid in full. Creditor hereby assigns, transfers, and sets over unto Bank any and all claims of Creditor against Borrower, together with Creditor's right to receive any and all Dividends or Payments thereon, and covenants that if such Dividends or Payments come into Creditor's possession, Creditor will receive them as trustee for Bank, and will immediately deliver them to Bank. Borrower acknowledges receipt of notice of said assignment and consents to it. Creditor designates and appoints Bank as the agent of Creditor to file one or more proofs of claim with respect to the Indebtedness of Borrower to Creditor in any such proceeding, and Creditor agrees to furnish Bank with all information and evidence that Bank may request in order that Bank may do so; but Bank shall in no way be liable for any failure to prove said claims, or to collect any sums payable thereon, or to take any affirmative action in connection with any of them. If such Dividends or Payments so received by Bank, when added to the Dividends or Payments received directly by Bank, shall exceed the total Indebtedness of Borrower to Bank, with interest thereon to the date on which such Indebtedness is paid in full, notwithstanding the filing of any bankruptcy or insolvency proceedings against Borrower, Bank shall pay such excess to Creditor, and Bank shall similarly pay to Creditor any additional Dividends and Payments it may thereafter receive on account of the Indebtedness of Borrower to Bank.

             8. In the event of a violation of any term of this agreement by Creditor or Borrower, the entire Indebtedness of Borrower to Bank shall, at the Bank's option and without notice, become immediately due and payable, whether or not by its terms such Indebtedness is then due and payable, and Bank, without demand for payment, may immediately proceed against Borrower for collection. In the event of any such violation, Creditor agrees, upon demand by Bank, immediately to deliver to Bank any moneys, securities, and other property received by Creditor in violation of this agreement.

             9. Nothing herein contained shall impair any rights of Bank with respect to any collateral heretofore, now or hereafter pledged to Bank as security for any Indebtedness of Borrower to Bank, or to the proceeds thereof. Bank may at any time, without notice to Creditor, release any party primarily or secondarily liable for any Indebtedness of Borrower to Bank, and release part or all of any collateral held by it as security for said Indebtedness without in any manner affecting the obligations of Creditor under this agreement.

             10. In the event that this agreement should be inoperative by reason of the payment to Bank of all of Borrowers indebtedness to it, or for any other reason, this agreement shall not be terminated, but shall immediately and automatically become operative whenever and as often as any Indebtedness of Borrower to Bank shall in any manner come into existence. This agreement may be terminated by an instrument in writing signed by all of the parties hereto. This agreement may also be terminated by Creditor with respect to Indebtedness of Borrower to Bank coming into existence after such termination by delivering to Bank a written notice of Creditor's election to terminate and by obtaining a written acknowledgement executed by an officer of Bank of receipt of such notice. No such termination by Creditor shall affect the subordination of all of the Indebtedness of Borrower to Creditor to the Indebtedness of Borrower to Bank before the date which is ten days after the date of receipt by Bank of such written notice of termination or if earlier, the date on which Bank determines in good faith that the appropriate officers have actual knowledge of Bank's receipt of such notice.

             11. Creditor hereby specifically approves and agrees to any and all terms and conditions contained in any note or agreement, whether written or verbal, made between Borrower and Bank in connection with any and all transactions between Borrower and Bank. Creditor further agrees that notice of any such note or agreement need not be given to Creditor, and Creditor also specifically waives notice of any and all defaults by Borrower. Creditor agrees that no invalidity, irregularity or unenforceability of all or any part of the Indebtedness of Borrower to Bank shall affect, impair or be a defense to this agreement. Creditor and Borrower waive protest of any and all notes or other negotiable instruments evidencing the Indebtedness of Borrower to Bank.

             12. This instrument embodies the whole agreement of the parties hereto, and it is acknowledged that there are no customs, representations, promises, terms, conditions, or obligations referring to the subject matter, and no inducements or representations leading to the execution hereof, other than mentioned herein; and there may be no modification of this agreement except in writing executed with the same formalities as this instrument. No failure by Bank to exercise any right hereunder shall be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time thereafter.

             13. This agreement shall be binding upon and shall inure to the benefit of the parties hereto, and the heirs, executors, administrators and assigns of the individual parties, and the successors and assigns of the corporate parties.

             14. This agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original; and such counterparts shall together constitute but one and the same agreement.

             15. This agreement and all other instruments or documents issued hereunder or pursuant hereto shall be governed by and construed in accordance with the laws of the State of New Jersey.

             16. Any provision of this agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

             17. Any provision of this agreement to the contrary notwithstanding, Borrower shall be permitted to pay, and Creditor to receive and retain, principal and interest in accordance with the attached promissory note, provided that such payments and receipts shall not be permitted upon and subsequent to default with respect to Indebtedness of Borrower to the Bank, and under no circumstances shall Borrower prepay, or Creditor accept prepayment of, any amount of promissory note indebtedness unless such prepayment is expressly authorized in writing by the Bank.

             IN WITNESS WHEREOF, the individual parties hereto have set their hands and seals and the corporate parties hereto have caused these presents to be executed and their corporate seals, duly attested, to be hereunto affixed the day and year above written.

           Attest - Witness           JENERIC/PENTRON INCORPORATED
                                      Borrower

________________________________      By_________________________________
  (Signature)                                     (Signature)

________________________________      ___________________________________
 (Print Name)                           (Print Name and Title)

                                      MARTIN L. SCHULMAN
                                      Creditor

________________________________      By_________________________________
 (Signature)                                      (Signature)

________________________________
 (Print Name)

NEW JERSEY NATIONAL BANK

By________________________________
    (Name and Title)

            CONTINUING UNCONDITIONAL GUARANTEE AND AGREEMENT

             To induce MARTIN L. SCHULMAN to enter into the above Employment Agreement and in consideration of his so doing or having so done, the undersigned, for itself, its successors and assigns, agrees to be, to the same extent as the Corporation, unconditionally liable to Martin L. Schulman for the due performance of all the obligations of Jeneric/Pentron Incorporated (the "Corporation") to him under the Employment Agreement and the Promissory Note, and any and all renewals, continuations, modifications, supplements and amendments thereof, and further agrees to be unconditionally liable to him, to the same extent as the Corporation, for and hereby unconditionally guarantees the prompt payment to him of any and all sums which may be presently due and owing or shall in the future become due and owing to him from the Corporation and agrees to pay to Martin L. Schulman all costs of collection, including without limitation, reasonable attorneys' fees, if any claim hereunder is referred to an attorney for collection.

             The undersigned further agrees to be subject to and party to the arbitration provisions set forth in Paragraph 15 of the Employment Agreement.

                                            CUSTOMEDIX CORPORATION

                                            By_________________________________
                                               Its Chairman
                                               Duly Authorized